SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                      --------------------------------

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                      DATE OF REPORT: January 10, 2002
                     (Date of earliest event reported)

                      --------------------------------

                          CORPAS INVESTMENTS, INC.
           (Exact name of registrant as specified in its charter)

                        --------------------------------


     FLORIDA                      0-30100                  59-2890565
(State or other                (Commission File        (IRS Identification
jurisdiction of incorporation       Number)                  Number)
or organization)


                           1800 PEACHTREE STREET
                                 SUITE 620
                           ATLANTA, GEORGIA 30309
             (Address of principal executive offices, zip code)

                              (404) 365-9799
            (Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

On January 4, 2002, the Board of Directors of Corpas Investments, Inc. (the "Company") voted to approve a reverse stock split in which every one hundred fifty (150) shares of common stock in the Company will be exchanged for one (1) share of common stock in the Company. Any fractional shares will be rounded up to the nearest whole share. The reverse split will be effective as of the close of business on January 21, 2002. The reverse split will decrease the number of authorized shares from 50,000,000 to 333,333.

Following the reverse split, the Board of Directors has obtained majority shareholder consent to increase the number of authorized shares from 333,333 to 75,000,000. The Board of Directors plans to formally amend the Company's articles of incorporation to increase the number of authorized shares after compliance with Rule 14c-2 under the Securities Exchange Act of 1934.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CORPAS INVESTMENTS, INC.
                                      (Registrant)



Date: January 10, 2002                By: /s/ Robert J. Mottern
                                      ------------------------------------
                                      Robert J. Mottern, Chief Executive
                                      Officer